WEALTH MINERALS LTD

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Form of Proxy - Annual General Meeting to be held on December 14, 2007

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1. **Every shareholder has the right to appoint some other person of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxy holder in the space provided (see reverse).**
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered must sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.
3. This proxy should be signed in the exact manner as the name appears on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5. The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the undersigned registered shareholder(s), on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly; however, where no choice is, or both choices are, specified by a shareholder with respect to a resolution set out in this proxy, the proxyholder is directed to vote securities represented by this proxy in favour of each such resolution.
6. This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.
7. This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 9:00 am, Pacific Time, on December 12, 2007.

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VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone

- Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the Internet

- Go to the following web site: www.investorvote.com

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER **HOLDER ACCOUNT NUMBER** **ACCESS NUMBER**

12OC07037.E.SEDAR/000001/000001/i

Appointment of Proxyholder

The undersigned shareholder ("Registered Shareholder") of Wealth Minerals Ltd. (the "Company") hereby appoints: Hendrik Van Alphen, the President and Chief Executive Officer of Wealth Minerals Ltd., or failing this person, Lawrence W. Talbot, Vice-President and General Counsel of Wealth Minerals Ltd.

OR

Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as recommended by Management) and all other matters that may properly come before the Annual General Meeting of Wealth Minerals Ltd. to be held at Suite 1901, 1177 West Hastings Street, Vancouver, British Columbia, on December 14, 2007 at 9:00 a.m. (Pacific Time) and at any adjournment thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1. Election of Directors

	For	Withhold
01. Hendrik Van Alphen	☐	☐
02. Michael Bartlett	☐	☐
03. Jeffrey A. Pontius	☐	☐
04. Maurice F. Strong	☐	☐
05. Paul Matysek	☐	☐

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2. Appointment of Auditors

Appointment of Smythe Ratcliffe LLP as Auditors of the Corporation for the fiscal year ending November 30, 2007 and authorizing the Directors to fix their remuneration.

For	Withhold
☐	☐

3. Incentive Stock Option Plan

To re-approve the Corporation's 2004 Incentive Stock Option Plan.

For	Against
☐	☐

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Authorized Signature(s) - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.**

Signature(s)

Date

MM / DD / YY